SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15d of the
Securities Exchange Act of 1934

Date of report: January 16, 2001
(Date of earliest event reported)

Old Kent Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification No.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of Principal Executive Offices)		49503 (Zip Code)

Registrant's telephone number,
including area code: (616) 771-5000

Item 5.	Other Events.

                    Old Kent Financial Corporation ("Old Kent") has recently completed the following transactions:

                    Merchants. On February 11, 2000, Old Kent completed the acquisition of Merchants Bancorp, Inc. ("Merchants"). Old Kent exchanged .830 shares of Old Kent Common Stock for each outstanding share of Merchants common stock. The issuance totaled approximately 4.4 million shares. Merchants was a bank holding company headquartered in Aurora, Illinois. When acquired, Merchants had consolidated assets of approximately $1 billion and consolidated deposits of approximately $0.7 billion. Merchants operated 12 suburban Chicago area banking sites as well as two banking sites in Dekalb and Kendall counties.

                    Grand Premier. On April 1, 2000, Old Kent completed the acquisition of Grand Premier Financial, Inc. ("Grand Premier"). Old Kent exchanged .4231 shares of Old Kent Common Stock for each outstanding share of Grand Premier common stock. The issuance totaled approximately 9.4 million shares. Grand Premier was a bank holding company headquartered in Wauconda, Illinois, with consolidated assets of approximately $1.7 billion and consolidated deposits of approximately $1.3 billion at March 31, 2000. Grand Premier operated 23 banking offices in the Chicago area and Northern Illinois.

                   These transactions were accounted for as poolings-of-interests. Accordingly, Old Kent's consolidated financial statements (including the notes to consolidated financial statements) for the years ended December 31, 1999, 1998 and 1997, selected financial data, financial review and statistical information, have been restated for the accounts of Merchants and Grand Premier. These restated financial statements and other information, which in their original form appeared in or were incorporated by reference into Old Kent's Form 10-K for the year ended December 31, 1999, are attached as exhibits to this Form 8-K.

Forward-Looking Statements

                   This discussion and analysis of financial condition and results of operations in Exhibit 99.3 and in other exhibits to this Form 8-K, contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about Old Kent itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "judgment," "is likely," "plans," "opinion," "projects," "will," variations of such words, and similar expressions are intended to identify such forward-looking statements. Management judgments relating to, and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Future factors that could cause a difference between an actual outcome and a preceding forward-looking statement include, but are not limited to, the ability to fully realize expected cost savings from mergers within the expected time frame, changes in interest rates and interest rate relationships or demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking or tax laws or regulations; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behaviors and creditworthiness; and the general economic climate. Old Kent undertakes no obligation to update, amend or clarify forward-looking statements.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.
(c)	Exhibits:
	23.1	Consent of Independent Public Accountants.
99.1

Restated Consolidated Financial Statements (including the notes to Consolidated Financial Statements) of Old Kent Financial Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997.

	99.2	Restated Selected Financial Data concerning Old Kent Financial Corporation as of and for the years ended December 31, 1999, 1998, 1997, 1996 and 1995.
	99.3	Restated Financial Review of Old Kent Financial Corporation for the years ended December 31, 1999, 1998 and 1997.
	99.4	Restated Statistical Information concerning Old Kent Financial Corporation as of and for the years ended December 31, 1999, 1998 and 1997

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2001	OLD KENT FINANCIAL CORPORATION (Registrant) By:/s/Mark S. Furlong Mark S. Furlong Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                    Description

23.1	Consent of Independent Public Accountants.
99.1

Restated Consolidated Financial Statements (including the notes to Consolidated Financial Statements) of Old Kent Financial Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997.

99.2	Restated Selected Financial Data concerning Old Kent Financial Corporation as of and for the years ended December 31, 1999, 1998, 1997, 1996 and 1995.
99.3	Restated Financial Review of Old Kent Financial Corporation for the years ended December 31, 1999, 1998 and 1997.
99.4	Restated Statistical Information concerning Old Kent Financial Corporation as of and for the years ended December 31, 1999, 1998 and 1997